Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-134598 and No. 333-126276) of Threshold Pharmaceuticals Inc. of our report dated March 15, 2007 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/    Pricewaterhouse Cooper LLP

San Jose, California

March 15, 2007